                                  U.S. $750,000




                              AMENDED AND RESTATED
                                 LOAN AGREEMENT




                         dated as of February 29, 1996,
                    amended and restated as of March __, 1997



                                     between



                          ON STAGE ENTERTAINMENT, INC.,
                    (formerly named Legends in Concert, Inc.)
                                   as Borrower


                                       and


                            DYDX LEGENDS GROUP, L.P.,
                                    as Lender

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


                  This Amended and Restated Loan Agreement ("Agreement") dated as of February 29, 1996, as amended and restated as of March __, 1997, by and between On Stage Entertainment, Inc. (formerly named Legends in Concert, Inc.), a Nevada corporation ("Borrower") and DYDX Legends Group, L.P., a California partnership ("Lender") hereby amends and restates in its entirety the Original Loan Agreement (defined below).

                                    RECITALS

                  A. Pursuant to a Loan Agreement (the "Original Loan Agreement") dated as of February 29, 1996, by and between Borrower and Lender, Lender made a loan (the "Original Loan") to Borrower of One Million Dollars ($1,000,000) in principal amount. The Original Loan was secured by all the assets of the Borrower under the terms of a Security Agreement dated as of February 29, 1996 (the "Security Agreement"), by and between Borrower and Lender. As of the date hereof, Borrower is in compliance with all material terms of the Original Loan Agreement other than the payment of $23,356.16 in accrued interest which was outstanding as of March 14, 1997, the payment of which has been waived by Lender until the earlier of (i) the date on which the Bridge Financing (defined below) is closed or (ii) March 31, 1997.

                  B. Borrower and Lender extended the time for certain conditions to be satisfied under the Original Loan Agreement under the terms of an Extension Agreement dated as of June 27, 1996, a Second Extension Agreement dated as of November 19, 1996 and a Third Extension Agreement dated as of February 9, 1997 (collectively, the "Extension Agreements").

                  C. In connection with the Second Extension Agreement, Borrower repaid $250,000 of the principal amount of the Original Loan, leaving a principal balance of $750,000 (the "Loan"), excluding any accrued interest thereon.

                  D. Borrower desires to issue a series of non-negotiable 9% notes (the "Bridge Notes") pursuant to Borrower's Confidential Private Offering Memorandum dated February 25, 1997, as supplemented by Supplement No. 1 dated March ___, 1997 (the "Memorandum"), relating to Borrower's offering to accredited investors of up to 20 Units (the "Bridge Financing"), each Unit consisting of (i) a Bridge Note in the principal amount of $50,000, (ii) 10,000 shares of Common Stock of the Borrower, and (iii) warrants to purchase an aggregate of 12,500 shares of Common Stock of the Borrower. The placement agent for the Bridge Financing is Whale Securities Co., L.P.
(the "Agent").

                  E. Borrower and Lender desire to amend and restate the Original Loan Agreement on the terms of this Agreement in order for Borrower to effect the Bridge Financing.

                  NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKINGS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

         1.1 Defined Terms. As used in this Agreement (and in all other Loan Documents, unless otherwise defined), the following capitalized terms shall have the following meanings:

                  "Agreements" means this Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Ancillary Agreements" means any supplemental agreement, undertaking, instrument, document or other writing executed by Borrower, in connection herewith, including the DYDX Warrants, Loan Documents and all amendments or supplements thereto.

                  "Assignee Lender" means any holder of the Note, other than Lender, approved by Borrower.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of New York or California.

                  "Closing Date" means February 29, 1996, which was the date Lender made the Original Loan.

                  "Common Stock" means the common stock, $.01 par value per share, of Borrower.

                  "Default" means any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Fiscal Year" means the fiscal year of Borrower ending on December 31 of each year. No subsequent change of the fiscal year of Borrower shall change the term "Fiscal Year," unless Lender shall consent in writing to such change.

                  "Last Computed Sales Price" shall mean the last price paid for the Borrower's Common Stock in a bona fide purchase and sale transaction.

                  "Loan Documents" means this Agreement, the Note, those Ancillary Agreements as to which Lender is a party or a beneficiary on the date hereof, and all other agreements, instruments, documents and certificates, including pledges, powers of attorney, consents, assignments, contracts and similar documents whether heretofore, now or hereafter executed by or on behalf of Borrower and delivered to Lender, in connection with this Agreement or the transactions contemplated hereby.

                  "Material Adverse Effect" means any material adverse effect on

                           (a) the business, assets, operations or financial condition of Borrower; or

                           (b) Borrower's ability to pay the Obligations in accordance with the terms thereof.

                  If Borrower does not achieve either of the IPO Conditions (defined in Section 2.4), then "Material Adverse Effect" shall also mean any material adverse effect on (i) the collateral covered by the new security agreement referred to in Section 2.5 hereof, or (ii) Lender's liens on such collateral or the priority of any such lien.

                  "Note" is defined in Section 2.2.

                  "Obligations" means all loans, advances, debts, liabilities and obligations for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents, and includes all interest, all fees payable pursuant to this Agreement, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

                  "Termination Date" means the date on which all Obligations hereunder have been completely discharged.

         1.2 Singular and Plural Terms. Any defined term used in the plural in any Loan Document shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.

         1.3 Accounting Principles. Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with generally accepted accounting practices applied on a consistent basis.

         1.4 References. Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be modified. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same
Section in which the reference appears.

         1.5 Other Terms. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" mean "including (include) without limitation." The requirement that any party "deliver" any item to another party shall be construed to require that the first party "deliver or cause to be delivered" such item to the second party. The term "any," as a modifier to a noun, shall be construed to mean "any and/or all" preceding the same noun in the plural. The term "agreement" includes both written and oral agreements. The terms "modify" and "modification," when used with reference to any document or obligation, include amendments, supplements, renewals, extensions, waivers, terminations and other modifications of every kind. The terms "law" and "laws," unless otherwise modified, mean, collectively, all applicable Federal, state and local laws, rules, regulations, codes and administrative and judicial precedents. The terms "herein," "hereunder" and other similar compounds of the word "here" refer to the entire document in which the term appears and not to any particular provision or section of the document. This Section 1.5 shall apply to all of the Loan Documents.

         1.6 Conflicts. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided, however, that with respect to any matter addressed in both such documents, the fact that one document provides for greater, less or different rights or obligations than the other shall not be deemed a conflict unless the applicable provisions are inconsistent and could not be simultaneously enforced or performed.

2.       AMENDMENT AND RESTATEMENT

         2.1 Loan Agreement. The Original Loan Agreement, together with the Extension Agreements, is hereby amended and restated in its entirety to read as set forth in this Agreement, except that Lender shall continue to be able to rely on each of the deliveries by Borrower under Section 3.1 of the Original Loan Agreement other than the deliveries under Sections 3.1(a) and 3.1(g) of the Original Loan Agreement.

         2.2 Note. The Original Note is hereby canceled and replaced by the promissory note to be executed and delivered by Borrower to Lender on the date hereof, the form of which is attached hereto and made a part hereof as Exhibit A ("Note"). Upon Lender's receipt of the duly executed and delivered Note, Lender shall promptly return to Borrower the Original Note canceled hereby.

         2.3 Termination of Security Interest Securing Original Loan. The security interest in the assets of Borrower to secure the Original Loan is hereby terminated, and, accordingly, the Security Agreement is hereby terminated and of no further effect. Lender shall execute and deliver any and all such further instruments and take such further action as Borrower may reasonably desire to terminate the security interest to secure the Original Loan, including, filing a UCC-3 termination statement to terminate any financing statement filed with respect to such security interest.

         2.4 Agreement to Grant Future Security Interest. If Borrower has not filed a registration statement with the Securities and Exchange Commission relating to an initial public offering of its Common Stock (an "IPO") by June 30, 1997 (the "First Condition") or closed an IPO by July 31, 1997 (the "Second Condition" and, together with the First Condition, the "IPO Conditions") then Borrower shall grant to Lender and the holders of the Bridge Notes, on a pari passu basis, a security interest in all the assets of the Borrower on terms and conditions substantially the same as those set forth in the Security Agreement to secure Borrower's obligations under the Note and the Bridge Notes.

         2.5 Future Security Agreement. If Borrower does not achieve either the First Condition or the Second Condition, then to evidence the security interest described in Section 2.4, on July 1, 1997 (in the event the Borrower fails to achieve the First Condition) or on August 1, 1997 (in the event the Borrower achieves the First Condition but not the Second Condition), Borrower shall enter into a security agreement with the Lender and the holders of the Bridge Notes (the "New Security Agreement") in substantially the form of the Security Agreement, with such changes as mutually agreed upon by Lender and Agent, and shall execute and deliver such financing statements as reasonably requested by Lender and Agent. If the Note is outstanding on June 1, 1997, then Borrower shall deliver an executed copy of the New Security Agreement and all related financing statements and other documents required under the New Security Agreement to an escrow agent appointed by Lender and Agent, with instructions to the escrow agent to immediately release the New Security Agreement and file the financing statements if and when Borrower fails to achieve one of the IPO Conditions.

3.       AMOUNT AND TERMS OF CREDIT

         3.1 Loan. Lender made the Original Loan under the Original Loan Agreement to Borrower on February 29, 1996, which is as of the date of this Agreement in the principal amount of $750,000. The Loan shall be evidenced by the Note to be executed and delivered by Borrower to Lender on the date hereof.

         3.2 Optional Prepayment. Borrower shall have the right at any time, on three (3) days' prior written notice to Lender, to prepay voluntarily all or part of the Loan (together with all accrued and unpaid interest thereon); provided, however, that any such prepayment shall be applied on a pari passu basis with the Bridge Notes.

         3.3 Maturity. The Loan and all accrued interest thereon shall be due and payable to Lender on the first to occur of the following dates: (i) the earlier date (the "Maturity Date") to occur of: (a) March __, 1998 and (b) the closing date of the initial public offering by Borrower of its securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; (ii) the date on which the outstanding principal amount of this Note is prepaid in full as hereinafter permitted; and (iii) any date on which any principal amount of, or accrued unpaid interest on, the Note or any Bridge Note is declared to be, or becomes, due and payable pursuant to the terms of the Note or such Bridge Note prior to the Maturity Date.

         3.4 Single Loan. Subject to Sections 2.4 and 2.5 above, the Loan and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general unsecured obligation of Borrower.

         3.5      Interest on Loan.

                  (a) Borrower shall pay interest to Lender with respect to the Loan in arrears on each June 30 and December 31, commencing June 30, 1996. Interest shall be payable in an amount equal to the quotient of (i) an amount equal to (A) the sum of the daily unpaid principal amount of the Loan outstanding on each day during the period from the immediately preceding interest payment date (or, in the case of June 30, 1996, interest payment, during the period from the Closing Date through June 30, 1996) multiplied by (B) a rate equal to 9% (provided that the rate applicable to the period prior to the date of this Agreement shall be 8%) ("Stated Rate"), divided by (ii) 365.

                  (b) If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) So long as an Event of Default shall be continuing the Stated Rate applicable to the Loan shall be increased by 8% per annum ("Default Interest Rate"), retroactive to the Closing Date and applicable to the total amount of the Loan as of the Closing Date.

                  (d) Notwithstanding anything to the contrary set forth in this Section, if at anytime until payment in full of all of the obligations in respect of the Loan, the Default Interest Rate exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto ("Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder with respect to the Loan to which such Default Interest Rate applies shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter such Default Interest Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder with respect to the Loan to which such Default Interest Rate applies at the Maximum Lawful Rate until such time as the total interest received by Lender hereunder is equal to the total interest which Lender would have received had such Default Interest Rate been (but for the operation of this paragraph) the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the Default Interest Rate unless and until such Default Interest Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section, shall make a final determination that Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid on the Loan, then to any due and payable principal on the Loan, then to other unpaid Obligations, and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         3.6 Receipt of Payments. Borrower shall make each payment under this Agreement to Lender not later than 12:00 noon (Los Angeles time) on the day when due in lawful money of the United States of America by cashier's check or by wire transfer to such depositary of Lender as designated by Lender from time to time for deposit in Lender's depositary account, in each case with appropriate reference to Borrower. All payments by Borrower hereunder shall be deemed to be made and shall be applied by Lender on the day payment has been received by Lender or credited by Lender's depositary bank to Lender's account in immediately available funds.

         3.7 Access. Lender and each Assignee Lender and any of their officers, employees and/or agents shall have the right, exercisable as frequently as Lender or any Assignee Lender reasonably determines to be appropriate and at Lender's expense, during normal business hours (or at such other times as may reasonably be requested by Lender or any Assignee Lender) and, unless a Default or an Event of Default shall have occurred and be continuing, upon reasonable notice to Borrower, to inspect, audit and make copies of all of Borrower's records, files and books of account. Borrower shall deliver copies of any document or instrument reasonably necessary for Lender or any Assignee Lender, as any of them may request, to obtain records from any service bureau maintaining records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct its banking and other financial institutions to make available to Lender and each Assignee Lender such information and records as Lender or any Assignee Lender may reasonably request.

         3.8 Offset. In addition to and not in limitation of any rights of Lender under applicable law, Lender shall, upon the occurrence of any Event of Default, have the right, to the maximum extent permitted by law, to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, accounts or moneys of Borrower then or thereafter with Lender.

4. COVENANTS. Borrower covenants and agrees that, so long as the Note remains outstanding and unpaid, in whole or in part:

         4.1 Borrower will not, and will not permit any of its subsidiaries to, sell, transfer or in any other manner alienate or dispose of a material part of its assets; provided, however, that Borrower or any of its subsidiaries may effect such a transaction if (i) the transaction is a bona fide transaction in which fair market value is received, (ii) no Event of Default (defined below) or any condition or event which, with the giving of notice or the lapse of time or both, would become an Event of Default has occurred or would occur after giving effect to such transaction, and (iii) the payment of this Note is duly provided for from such sale proceeds;

         4.2 Except as described in the Memorandum, Borrower will not, and will not permit any of its subsidiaries to, make any loan to any person who is or becomes a shareholder of Borrower, other than for reasonable advances for expenses in the ordinary course of business;

         4.3 Borrower will, and will cause each of its subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrower or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

         4.4 Borrower will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to Borrower as its counsel may advise;

         4.5 Borrower will, and will cause each of its subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

         4.6 Borrower will, and will cause each of its subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

         4.7 Borrower will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Borrower's President or Chief Financial Officer to Lender setting forth the details of such Event of Default or condition or event and the action which Borrower intends to take with respect thereto;

         4.8 Borrower will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

         4.9 Borrower will not, and will not permit any of its subsidiaries to, purchase or otherwise redeem any Common Stock;

         4.10 Except with the prior written consent of Lender, Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume, permit, guarantee or suffer to exist any indebtedness or any other obligations for money borrowed except for (i) indebtedness existing on the date hereof, (ii) indebtedness under the Bridge Notes, (iii) trade indebtedness, (iv) indebtedness or other obligations for money borrowed which are subordinated in all respects, including, but not limited to, priority upon liquidation, to the Loan, (v) indebtedness payable to a bank in an aggregate amount equal to or less than $250,000, (vi) indebtedness between the Borrower and its currently existing subsidiaries, (vii) the guarantee by Borrower of indebtedness of a subsidiary of Borrower, which indebtedness Borrower itself would be permitted to incur hereunder, (viii) equipment financing in the ordinary course of business, and (ix) indebtedness incurred in connection with Borrower's acquisition of the OFT Theater, as described in the Memorandum ("OFT Indebtedness"), and the guarantee by Borrower of such indebtedness;

         4.11 Except with the prior written consent of Lender, Borrower will not, and will not permit any of its subsidiaries to, pay or prepay any amounts under any outstanding indebtedness or other obligations for money borrowed or under any indebtedness or other obligations for money borrowed incurred subsequent to the date hereof, whether or not such indebtedness becomes due, past due or accelerated, except for (i) all of the Bridge Notes and the Note on a pro rata basis, (ii) payment when due of up to $110,000 of currently outstanding bank indebtedness, as described in the Memorandum (the "Bank Debt"),
(iii) up to and including $250,000 of indebtedness payable to a bank incurred in consideration of cash infused into the Borrower after the date hereof, (iv) trade indebtedness incurred in the ordinary course of business, (v) indebtedness between the Borrower and its currently existing subsidiaries, (vi) payment when due of the OFT Indebtedness, and (vii) equipment financing in the ordinary course of business; and

         4.12 Except with the prior written consent of the Agent and Lender, Borrower will not encumber or pledge any of its assets as security other than
(i) as provided for in Sections 2.4 and 2.5 above and as already pledged in connection with the Bank Debt, (ii) assets generally in the form of tenant improvements, furniture, fixtures and equipment and other assets located at the theaters leased by Borrower, such assets to secure the obligation of Borrower as lessee, (iii) the OFT Theater including any improvements, furniture, fixtures and equipment and other assets located at the OFT Theater which may be mortgaged to secure the OFT Indebtedness, and (iv) equipment that may be encumbered in connection with any equipment financing in the ordinary course of business.

5.       FINANCIAL STATEMENTS AND INFORMATION

         5.1 Reports and Notices. Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to
Lender:

                  (a) Within 20 days after the end of each fiscal month, a copy of the unaudited statements of income and cash flow of Borrower as of the end of such month and for that portion of the Fiscal Year ending as of the end of such month, all prepared in accordance with generally accepted accounting practices.

                  (b) Within one week after the end of each fiscal week, a report setting forth Borrower's receipts and expenditures (on a cash basis) for such week.

                  (c) As soon as practicable, but in any event within two Business Days after an executive officer of Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the effect thereof, which notice shall be promptly confirmed in writing within five days.

                  (d) If requested by Lender, copies of all Federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by Borrower.

                  (e) As soon as available, copies of all minutes of meetings of the Board of Directors of Borrower.

                  (f) Such other information respecting Borrower's business, financial condition or prospects as Lender or any Assignee Lender may, from time to time, reasonably request.

         5.2 Communicating with Accountants. Borrower authorizes Lender and each Assignee Lender, at their respective expense, to discuss Borrower's business, financial condition and other affairs directly with its independent certified public accountants and authorizes those accountants to disclose to Lender and each Assignee Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower. At or before the Closing Date, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section. Lender shall bear any expense in connection with such communication unless there is an Event of Default in which cash such expense shall be borne by Borrower.

         5.3 Quarterly Business Reviews. Borrower will cause its senior executive management to participate in quarterly business review meetings with representatives of Lender.

         5.4 Asset List. On or before March 24, 1997, Borrower shall provide Lender with a schedule of its material assets as of December 31, 1996.

6. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") occurs:

         6.1 The dissolution of Borrower or any subsidiary of Borrower or any vote in favor thereof by the board of directors and shareholders of Borrower or any subsidiary of Borrower; or

         6.2 Borrower or any of its subsidiaries becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Borrower or any of its subsidiaries files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Borrower or any of its subsidiaries, which application or petition is not dismissed or withdrawn within thirty (30) days from the date of its filing; or

         6.3 Borrower fails to pay the principal amount of the Note or any of the Bridge Notes, as and when the same becomes due and payable; or

         6.4 Borrower fails to pay the interest on, or any other amount (other than principal) payable under the Note or any of the Bridge Notes on or before the 10th day following the date the same became due and payable; or

         6.5 Borrower or any of its subsidiaries admits in writing its inability to pay its debts as they mature; or

         6.6 Borrower or any of its subsidiaries sells all or substantially all of its assets (other than in compliance with Section 4.1 above) or merges or is consolidated with or into another corporation (other than, in the case of a subsidiary of Borrower, a sale of assets to another wholly-owned subsidiary of Borrower or the merger or consolidation of such subsidiary with or into another wholly-owned subsidiary of Borrower or into Borrower); or

         6.7 A proceeding is commenced to foreclose a security interest or lien in any property or assets of Borrower or of any subsidiary of Borrower as a result of a default in the payment or performance of any debt (in excess of $50,000 and secured by such property or assets) of Borrower or of any subsidiary of Borrower; or

         6.8 A final judgment for the payment of money in excess of $50,000 is entered against Borrower or any subsidiary of Borrower by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within thirty (30) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

         6.9 An attachment or garnishment is levied against the assets or properties of Borrower or any subsidiary of Borrower involving an amount in excess of $50,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of its effectiveness; or

         6.10 Borrower defaults in the due observance or performance of any covenant, condition or agreement on the part of Borrower to be observed or performed pursuant to the terms of this Agreement (other than the defaults specified in Sections 6.3 and 6.4 above) and such default continues uncured for a period of thirty (30) days; or

         6.11 Borrower defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of Borrower or any of its subsidiaries (other than the Note or the Bridge Notes, or any of them) having a face or principal amount in excess of $50,000, or a default occurs in the performance or observance by Borrower of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

then, upon the occurrence of any such Event of Default and at any time thereafter, Lender shall have the right (at Lender's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under the Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Lender, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of Sections 6.1, 6.2 or 6.5 above, such amounts shall become immediately due and payable without any such declaration by Lender.

7. SUITS FOR ENFORCEMENT AND REMEDIES. If any one or more Events of Default shall occur and be continuing, Lender may proceed to (i) protect and enforce Lender's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Agreement or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Agreement or in any agreement or document referred to herein, (ii) enforce the payment of the Note, or (iii) enforce any other legal or equitable right of Lender. No right or remedy herein or in any other agreement or instrument conferred upon Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.       SURVIVAL OF OBLIGATIONS, ETC.

         8.1 Survival of Obligations Upon Termination of Financing Arrangement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or the rights of Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been fully and finally paid in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.



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

9.       MISCELLANEOUS

         9.1 Complete Agreement; Modification of Agreement; Sale of Interest. The Loan Documents constitute the complete agreement among the parties with respect to the subject matter hereof, supersede any prior agreements, written or oral, with respect thereto and may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any of the Loan Documents or any portion thereof, including Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder.

         In the event Lender or any Assignee Lender assigns or otherwise transfers all or any part of the Note, Borrower shall, upon the request of Lender or such Assignee Lender, issue a new note to effectuate such assignment or transfer.

         No amendment or waiver of any provision of this Agreement or the Note or any other Loan Document, no consent to any departure by Borrower therefrom, shall in any event by effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by Lender and all Assignee Lenders affected thereby, do any of the following: (i) subject Lender or any Assignee Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Note or other amounts payable hereunder other than those payable only to the Lender which may be reduced by Lender unilaterally, (iii) postpone any date fixed for any payment of principal of, or interest on, the Note or other amounts payable hereunder, other than those payable only to Lender which may be postponed by Lender unilaterally, (iv) change the aggregate unpaid principal amount of the Note, (v) release or discharge any person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents, or (vi) amend this Section; and provided, further, however, that no amendment, or waiver or consent shall, unless in writing and signed by Lender affect the rights or duties of Lender under this Agreement, the Note or any Loan Document.

         9.2      Fees and Expenses.

                  (a) If, at any time or times, regardless of the existence of an Event of Default, Lender (or in the case of paragraphs (iii) and (iv) below, any Assignee Lender) shall employ counsel for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                           (i) any amendment, modification or waiver, or consent
                  with respect to, any of the Loan Documents;

                           (ii) any litigation, consent, dispute, suit,
                  proceeding or action (whether instituted by Lender or any Assignee Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

                           (iii) any attempt to enforce any rights of Lender or
                  any Assignee Lender against Borrower or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; or

                           (iv) any attempt to verify, protect, collect, sell,
                  liquidate or otherwise dispose of the Collateral:

then, and in any such event, the attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender (or as provided above to an Assignee Lender) and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

                  (b) Except as provided in subparagraph (a), in the event either Borrower or Lender shall bring any action or proceeding for damages for alleged breach of any provision of the Loan Documents, or to enforce, protect, or establish any right or remedy of either party, the prevailing party shall be entitled to recover as part of such action or proceedings reasonable legal and/or other directly related costs and expenses incurred by the prevailing party in connection with such an event.

         9.3 No Waivers by Lender. No failure by Lender or any Assignee Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Lender or any Assignee Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender or any Assignee Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. none of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement and no defaults by Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender or any Assignee Lender, unless such suspension or waiver is by an instrument in writing signed by officers of Lender and directed to Borrower specifying such suspension or waiver.

         9.4. Remedies. The rights and remedies of Lender and each Assignee Lender under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender and Assignee Lenders may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

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

         9.5. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS TO THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         9.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.7 Parties. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Borrower, Lender and any Assignee Lender and the assigns, transferees and endorsees of Lender and each Assignee Lender.

         9.8 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         9.9 Authorized Signatories. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

         9.10 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCE IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER CONSENTS TO PERSONAL

JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF CLARK, STATE OF NEVADA. SERVICE OF PROCESS ON BORROWER, LENDER OR ANY ASSIGNEE LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION
9.11. NOTHING HEREIN SHALL PRECLUDE LENDER, ANY ASSIGNEE LENDER OR BORROWER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

         9.11 Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopied, addressed as follows:

        PARTY                              ADDRESS
        -----                              -------

        Lender                             DYDX Legends Group, L.P.
                                           c/o Nightingale-Conant
                                           7300 North Lehigh
                                           Niles, Illinois   60714
                                           Attn:    Nikolas Konstant
                                           Telecopier No.:  (847) 647-7145

                  with a copy, which shall not constitute notice, to:

                                           Harry S. Stahl, Esq.
                                           McKenna & Stahl
                                           2603 Main Street, Suite 1010
                                           Irvine, California   92614
                                           Telecopier No.:  (714) 752-6723

        Borrower                           On Stage Entertainment, Inc.
                                           4625 West Nevso Drive, Suite 10
                                           Las Vegas, Nevada   89103
                                           Attn:  John W. Stuart
                                           Telecopier No.:  (702) 253-1122

                  with a copy, which shall not constitute notice, to:

                                           James W. Jennings, Esq.
                                           Morgan, Lewis & Bockius LLP
                                           2000 One Logan Square
                                           Philadelphia, Pennsylvania   19103
                                           Telecopier No.:  (215) 963-5299

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered, five (5) business days after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged or confirmed, if telecopied.

         9.12 Survival. The representations and warranties of Borrower in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of transactions described herein or related hereto.

         9.13 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         9.14 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Section are references to such Section of this Agreement or such other Loan Document, as the case may be.

         9.15 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately, constitute one agreement.

              IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Loan Agreement as of the day and year first above written.


                                   DYDX LEGENDS GROUP, L.P.
                                   A California partnership
                                   By:      DYDX Corp., General Partner


                                   By:________________________________
                                      Nikolas Konstant
                                      President


                                   ON STAGE ENTERTAINMENT, INC.
                                   A Nevada corporation


                                   By:________________________________
                                      Kiran Sidhu
                                      Senior Vice President, CFO
                                      and Treasurer